Advisory Agreement dated December 1, 2014 between the Registrant, on behalf of ASG
Global Macro Fund and AlphaSimplex is
incorporated by reference to exhibit (d)(1)(xvi) to PEA No. 194 filed on November 26, 2014
(Accession No. 0001193125-14-427036).

Advisory Agreement dated December 1, 2014 between the Global Macro Commodity
Subsidiary and AlphaSimplex is incorporated by reference to exhibit (d)(1)(xvii) to PEA No. 194 filed on November 26, 2014 (Accession No.
0001193125-14-427036).

Amendment dated February 28, 2014 to Sub-
Advisory Agreement dated October 29, 2002 among the Registrant, on behalf of Natixis
Oakmark Fund, NGAM Advisors, and Harris
Associates is incorporated by reference to exhibit (d)(2)(ii) to PEA No. 194 filed on November 26, 2014 (Accession No.
0001193125-14-427036).

Sub-Advisory Agreement dated December 1,
2014 among the Registrant, on behalf of ASG
Global Macro Fund, Alpha Simplex and Reich
& Tang is incorporated by reference to exhibit
(d)(2)(xi) to PEA No. 194 filed on November
26, 2014 (Accession No. 0001193125-14-
427036).herewith.

Alpha Simplex Fee Waiver/Expense
Reimbursement Undertaking dated December 1,
2014 between Alpha Simplex and the Registrant, on behalf of ASG Global Macro Fund is incorporated by reference to exhibit (h)(13) to PEA No. 194 filed on November 26, 2014
(Accession No. 0001193125-14-427036).

Rule 12b-1 Plan for Class A shares of ASG
Global Macro Fund is incorporated by reference to exhibit (m)(13)(a) to PEA No. 194 filed on November 26, 2014 (Accession No.
0001193125-14-427036).herewith.

Rule 12b-1 Plan for Class C shares of ASG
Global Macro Fund is incorporated by reference to exhibit (m)(13)(b) to PEA No. 194 filed on November 26, 2014 (Accession No.
0001193125-14-427036).herewith.

Exhibit 77Q(1)(ii)